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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Saf T Lok Incorporated
1101 Northpoint Parkway
West Palm Beach, FL 33407

Dear Sirs:

We hereby consent to the use in the Form 10-KSB Annual Report of Saf T Lok Incorporated for the years ended December 31, 2000 and 1999, of our report dated March 28, 2001, relating to the financial statements of Saf T Lok Incorporated which appear in such Form 10-KSB.

                                       /s/ GOLDBERG WAGNER & JACOBS LLP

West Palm Beach, Florida
April 16, 2001